Exhibit 21.1

LIST OF SUBSIDIARIES
OF
NV5 GLOBAL, INC.*

Name of Subsidiary	State or other Jurisdiction of Incorporation or Organization	Parent	Names under which such Subsidiaries Do Business
NV5 Holdings, Inc.	Delaware	NV5 Global, Inc.	NV5
NV5, Inc.	California	NV5 Global, Inc.	NV5 Nolte Associates Nolte Vertical Five Consilium Partners Dunn Environmental Owner’s Representative Services Zollinger Buric Buric Global Skyscene
NV5 West, Inc.	Delaware	NV5 Holdings, Inc.	NV5 Testing Engineers Southwest Vertical V Testing Engineers BTC Vertical V BTC Labs Vertical V Testing Engineers Vertical V
NV5, Inc.	Delaware	NV5 Holdings, Inc.	NV5 Vertical V - Southeast, NV5 Structures NV5 KACO, KACO Kaderabek Company PHA, Air Quality Consulting
NV5 Northeast, Inc.	Delaware	NV5 Holdings, Inc.	NV5, Vertical V - Northeast
NV5, LLC	North Carolina	NV5 Global, Inc.	NV5, AK Environmental
NV5 Consultants, Inc.	Massachusetts	NV5 Global, Inc.	NV5, Joslin Lesser & Associates
NV5, Inc.	New Jersey	NV5 Global, Inc.	NV5, RBA, NV5 New York-Engineers, Architects, Landscape Architects and Surveyors; NV5-Connecticut, NV5-Architecture
Sebesta, Inc.	Minnesota	NV5 Global, Inc.	NV5, Sebesta Sebesta East, SEDC Engineering
Dade Moeller and Associates, Inc.	North Carolina	NV5 Global, Inc.	NV5, Dade Moeller

J.B.A. Consulting Engineers, Inc.	Nevada	NV5 Global, Inc.	NV5, JBA JBA Consulting Engineers (Asia, Macau, Shanghai) Limited
JBA Consulting Engineers (Asia) Limited	Hong Kong	J.B.A. Consulting Engineers, Inc.	NV5, JBA
JBA Consulting Engineers (Asia) Limited	Macau	J.B.A. Consulting Engineers, Inc.	NV5, JBA
Hanna Engineering, Inc.	California	NV5 Global, Inc.	NV5, The Hanna Group
CivilSource, Inc.	California	NV5 Global, Inc.	NV5, CivilSource
NV5, Inc.	Commonwealth of the Northern Mariana Islands	NV5, Inc.	NV5
Bock and Clark Acquisition Corporation	Delaware	NV5 Global, Inc.	Bock and Clark
Bock and Clark Corporation	Delaware	Bock and Clark Acquisition Corporation	NV5, Bock and Clark
Bock and Clark Environmental, LLC	Ohio	Bock and Clark Acquisition Corporation	NV5, Bock and Clark
Holdrege and Kull Consulting Engineers and Geologists	California	NV5 Global, Inc.	NV5, Holdrege and & Kull
Energenze Consulting LTD	Hong Kong	JBA Consulting Engineers, Inc.	NV5, Energenz
Energenze Consulting, LLC	Delaware	JBA Consulting Engineers, Inc.	NV5, Energenz
Richard D. Kimball Company	Massachusetts	NV5 Global, Inc.	NV5, RDK, RDK Engineers
Marron and Associates, Inc.	New Mexico	NV5 Global, Inc.	NV5, Marron
Butsko Utility Design, Inc.	California	NV5 Global, Inc.	NV5, Butsko
NV5 LTD (HK)	Hong Kong	NV5 Global, Inc.	NV5, CSA
NV5 Engineers and Consultants, Inc.	North Carolina	NV5 Global, Inc.	NV5, Calyx
CHI Engineering Services Incorporated	New Hampshire	NV5 Global, Inc.	CHI
Celtic Energy, Inc.	Connecticut	NV5 Global, Inc.	NV5, Celtic
The Sextant Group, Inc.	Pennsylvania	NV5 Global, Inc.	The Sextant Group

Alta Environmental, L.P.	California	NV5 Global, Inc.	NV5, Alta
Page One Consultants, Inc.	Florida	NV5 Global, Inc.	NV5, Page One
GeoDesign, Inc.	Oregon	NV5 Global, Inc.	NV5, GeoDesign
WHPacific, Inc.	Alaska	NV5 Global, Inc.	NV5, WHPacific
Geospatial Holdings, Inc.	Delaware	NV5 Global, Inc.	Quantum Spatial
Aero-Metric Holdings Corp	Indiana	Geospatial Holdings, Inc.	Quantum Spatial
Quantum Spatial, Inc.	Wisconsin	Aero-Metric Holdings Corp	Quantum Spatial
Quantum Spatial India Private Limited	India	Quantum Spatial, Inc.	Quantum Spatial
Quantum Spatial Canada	Canada	Quantum Spatial, Inc.	Quantum Spatial

As of December 28, 2019. Pursuant to Item 601(b)(21)(ii) of Regulation S-K, the names of other subsidiaries of NV5 Global, Inc. are omitted because, considered in the aggregate, they would not constitute a significant subsidiary as of the end of the year covered by this report.